SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2006
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NS8 CORPORATION
(Exact name of Registrant as specified in its Charter)
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Delaware (State or other jurisdiction of incorporation or organization)	333-75956 (Commission File Number)	13-4142621 (I.R.S. Employer Identification No.)

1420 Fifth Avenue, 22nd Floor Seattle, WA (Address of Principal Executive Offices)	98101 (Zip Code)

Registrant’s telephone number, including area code: (206) 521-5986

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

A.
On June 1, 2006, NS8 Corporation (the “Company”) executed a Service Distribution Agreement (the “Service Agreement”) with ReelTime Infotainment Ltd. (“ReelTime”), a company incorporated in the Commonwealth of Australia. Pursuant to the Service Agreement, the Company and ReelTime agreed to enter into a business arrangement whereby the Company will provide ReelTime with certain products and services (the “iWave PC Distribution Platform”) for the purpose of facilitating ReelTime’s business of providing digital content services to end-consumers by means of its internet personal computer (PC) video on demand (VOD) services (“ReelTime’s Services”).

B.
By a certain iWave IPTV VOD License Agreement (the “iWave IPTV Agreement”) dated June 9, 2006, the Company and ReelTime agreed that the Company will provide ReelTime with certain products and services (the “iWave IPTV VOD Distribution Platform”) for its internet protocol television (IPTV) video on demand (VOD) services. The Services Agreement and the iWave IPTV Agreement are hereinafter collectively referred to as the “Agreements”.

C.
Pursuant to the terms of the Service Agreement the Company will license its iWave PC Distribution Platform products and services to ReelTime (the “PC License”) for the term of the Agreement (the “PC License Term”) being a term of three years from the date of commencement of services, June 1, 2006. The Service Agreement shall terminate on the third anniversary of the commencement date of services unless terminated earlier as provided in sections 7.1 and 7.2 the Service Agreement. The PC License granted to ReelTime includes the right for ReelTime to use the iWave PC Distribution Platform as part of ReelTime’s Services as contemplated in the Services Agreement throughout the Commonwealth of Australia.

D.
Pursuant to the terms of the iWave IPTV Agreement the Company will license its iWave IPTV VOD Distribution Platform products and services to ReelTime (the “IPTV License”) for the term of three years from the date of commencement of services, June 9, 2006 (the “IPTV License Term”) and shall terminate on the third anniversary of the commencement date of services unless terminated earlier as provided in sections 7.1 and 7.2 of the iWave IPTV Agreement. The IPTV License granted to ReelTime to use the iWave IPTV VOD Distribution Platform includes the right for ReelTime to use the iWave IPTV VOD Distribution Platform as part of ReelTime’s Services as contemplated in this Agreement throughout the Commonwealth of Australia.

E.
Under the Agreements annual license fees are payable by ReelTime to the Company yearly with additional blocks of licenses available if requested by ReelTime. Under each of the Agreements ReelTime will pay the Company an initial installation and training fee and maintenance fees for Years 2 and 3 of the respective License Terms. Maintenance will be provided by the Company for Year 1 of the respective License Terms without a fee as part of the initial product delivery. The Company and ReelTime will share the revenue derived from advertising on ReelTime’s Services. Custom features and development will be provided by the Company to ReelTime at a specified hourly rate. The terms regarding the foregoing license fees, other fee payments due to the Company, and payment schedules are described in Schedule A of the Agreements.

F.
Under the Service Agreement the Company will provide ReelTime in the initial product release with VOD features for the iWave PC Distribution Platform, as follows: (i) General Systems Management; (ii) Content Formats Delivery and Usage; (iii) Digital Rights Management; (iv) Download Manager; (v) Asset and Catalog Management; (vi) Consumer User Interface (Consumer Program Guide); (vii) Access Management; (viii) User Management System; (ix) Ordering Management Systems; (x) Billing and Payment Methods; (xi) Advertising Management Applications; and (xii) Reporting Applications, all according to the specifications set out in Schedule B of the Agreement.

G.
Under the iWave IPTV Agreement the Company will provide ReelTime with the introduction of VOD for set top box platforms, which includes: (i) General Systems Management; (ii) Content Formats Delivery and Usage; (iii) Digital Rights Management; (iv) Download Manager; (v) Asset and Catalog Management; (vi) Consumer User Interface (Consumer Program Guide); (vii) Access Management; (viii) User Management System; (ix) Ordering Management Systems; (x) Billing and Payment Methods; (xi) Advertising Management Applications; and (xii) Reporting Applications, all according to the specifications set out in Schedule B of the Agreement.

There are no material relationships between the Company or its affiliates and ReelTime, other than in respect of the Agreements that are described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NS8 Corporation (Registrant)

Date: June 12, 2006	By:	/s/ Ricardo Rosado
Ricardo Rosado
Chief Financial Officer